Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 8, 2004